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The following selected summary information was obtained from a document entitled "HP Product Roadmaps" dated May 7, 2002:

     o SERVERS. HP will become the master brand for all server products, but we will keep product families representing both companies.

               IA-32 SERVERS: Before the merger, HP and Compaq both had IA-32 server offerings: the Compaq ProLiant(TM) and the HP Netserver (and more recently under the new name of HP Server). The ProLiant servers will be HP's IA-32 server offering and will be named HP ProLiant servers. In the transition to the ProLiant name, we also plan to transition to the server-attached storage (Smart Array), rack, rack option and power infrastructure, and systems management families used today with ProLiant platforms. The ProLiant Essentials software offerings will also continue. In addition, the low-end HP Servers tc2210 and tc2100 will continue to be offered but will not be re-branded as HP ProLiant servers. For blade servers, we will continue to offer the ProLiant blade server architecture for the data center. We also will offer HP's blade server optimized for the telecommunications market.

              ITANIUM SERVERS: HP and Compaq are both selling Intel(R) Itanium(TM) Processor Family servers today, primarily to meet the needs of early adopter customers and developers. Our commitment to the Itanium Processor Family remains very strong. The next-generation Itanium Processor Family servers (McKinley-based) will be the previously published HP Server roadmap, augmented by features from the ProLiant IA-64 roadmap. By the release of the third generation Itanium processor (Madison), HP will offer Itanium-based servers from the low end to the high end of our product line, including HP NonStop(TM) Itanium servers. Our Industry Standard Server and Business Critical System business units will jointly deliver the Itanium-based server family roadmap supporting multiple operating environments in all relevant markets. In addition, over time, HP intends to enhance its original plans by including the ProLiant management capabilities into Itanium servers.

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              RISC-BASED SERVERS: The combination of the HP PA-RISC and the
              Compaq AlphaServer(TM) families gives HP a strong position in the RISC and UNIX(R) marketplace. HP will continue with the previously published roadmaps for both PA-RISC and AlphaServer systems, and will continue development of the PA-8800 and PA-8900 processors, as well as the EV7 and EV79 Alpha processors. The roles of these two families will be quite different. The PA-RISC servers will be targeted at the PA-RISC installed base and all new business opportunities. AlphaServer systems will be focused on the Alpha installed base, high performance technical computing and other areas like Oracle 9i RAC.

              FAULT TOLERANT SERVERS: One of the additions to the HP offerings is the fault-tolerant NonStop server family from Compaq, which is now known as the HP NonStop Server. The NonStop Server Roadmap includes the two planned MIPS processor upgrades and the transition to Itanium.

              UNIX: HP and Compaq both offered UNIX operating systems: HP-UX and Compaq Tru64(TM) UNIX. HP-UX will be the long-term UNIX for the new HP. Certain features of the Tru64 UNIX -- including clustering and file systems -- will be integrated into HP-UX over time.

              OPENVMS: HP also will deliver on the previously announced Compaq OpenVMS(TM) roadmap, including the port to Itanium.

     o STORAGE. We are making many individual product decisions encompassing products and strategies from both organizations. Our overall decision was to adopt the Compaq StorageWorks(TM) name (re-named HP StorageWorks) for storage and storage solutions, HP OpenView as the name for storage software, and ENSA (Enterprise Network Storage Architecture) as the name for our architecture going forward.

              ONLINE STORAGE: HP remains committed to offering multiple choices for disk array and storage area network products. We plan to consolidate and rationalize our array portfolio and focus on creating NAS/SAN convergence. At the high end, we will continue to offer both HP-XP and Compaq StorageWorks Enterprise Virtual Array (EVA). In the mid-range, we will offer the StorageWorks EVA architecture, but we will continue to offer HP VA solutions for HP-UX centric and heterogeneous environments and StorageWorks EMA modular arrays for ProLiant, AlphaServer systems running Tru64 UNIX and OpenVMS, and heterogeneous environments -- until approximately the middle of 2003. In the area of storage networking, we will consolidate both Compaq and HP's storage networking offerings into one product line with common firmware and integration. In terms of NAS, we will offer the StorageWorks appliance for the entry level, the HP appliance for the midrange and enterprise level and continue to work toward NAS/SAN convergence.

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              NEARLINE: We are combining and consolidating both companies'
              offerings and will continue to offer tape drive technologies including DLT, SDLT, AIT and Ultrium. In the high-end tape drive segment, we will offer both Ultrium and SDLT.

              STORAGE MANAGEMENT SOFTWARE: Our enterprise storage management strategy is to evolve Compaq's storage management intellectual property and integrate it with the HP OpenView Storage Area Manager suite. Our existing HP OpenView Omniback solutions are evolving from delivering backup and recovery to delivering life cycle data management. To maximize our business continuity offerings, we plan to continue to invest in and integrate our host- and array-based HA/replication software solutions.

              VIRTUALIZATION: A key focus area for the new storage organization is to consolidate and merge HP and Compaq technologies into more useful solutions that provide virtualization capabilities in multiple areas. We will offer a multi-level virtualization strategy and phased implementation plans, including the integration of HP and Compaq virtualization intellectual property into a common, multi-tier virtualization strategy. We will continue to ship SANlink and VersaStor technology, eventually merging SANlink IP with VersaStor.

     o SOFTWARE. HP plans to continue to invest in OpenView management solutions, Utility Data Center (UDC), Opencall telco solutions and J2EE and Microsoft .NET middleware stacks.

              OPENVIEW. HP will adopt the OpenView name for all appropriate management software and will integrate TeMIP into the OpenView family. The OpenView product line will focus on integrated management solutions, extended management reach for both network and IP devices and web services management.

              UTILITY DATA CENTER. HP will continue to invest in the Utility Data Center software by leveraging the Compaq Insight Manager and Adaptive Infrastructure offerings as well as Toptools.

              TELCO SOLUTIONS. For telco software, the new HP will consolidate both Compaq and HP's telecom software into the Opencall product family that will be used to develop, integrate and deliver voice, data and converged services.

              MIDDLEWARE. The new HP will be equally strong on UNIX, Windows(R) and Linux-based servers, requiring middleware solutions to support all platforms. HP intends to use key relationships that enhance the middleware stacks around both J2EE and .NET to deliver a comprehensive ecosystem for HP and partners' application infrastructure components and to help customers manage heterogeneous stack environments by providing interoperability though our services and solutions organizations.

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     o   PERSONAL SYSTEMS. The new HP will provide a combination of personal systems technology from both HP and Compaq to deliver a portfolio of end-to-end products, global solutions and integrated services.

              BUSINESS PCS AND NOTEBOOKS. Business desktop PCs and notebooks will migrate to the Compaq platform over the next 9-12 months and both will carry the Compaq name. The HP Vectra products will be phased out in line with current published roadmaps, but we will continue to offer HP's e-pc line under the HP brand. The HP Omnibook products will continue to be offered through 2002.

              CONSUMER PCS AND NOTEBOOKS. We will continue to offer both the Compaq Presario(TM) and HP Pavilion lines of consumer desktop PCs and notebooks through all existing channels in regions where both brands are strong. In some countries, only one brand will be offered, depending on that country's specific requirements.

              WORKSTATIONS. We will incorporate Compaq's Windows NT workstations to form a comprehensive product line. HP will continue to drive 64-bit platform leadership with today's PA-RISC and upcoming workstations based on the Intel Itanium Processor Family. HP workstations will provide great value across the industry-leading 32- and 64-bit operations system environments: Windows, Linux and HP-UX.

              SMART HANDHELDS. The Compaq iPAQ(TM) Pocket PC, re-named the HP iPAQ Pocket PC, will be our smart handheld platform. Jornada products will be phased out of the market in 2002. HP will continue to innovate in wireless, mobility and voice technology. HP also will offer the iPAQ Blackberry device for end-to-end wireless e-mail solutions, under the HP brand.

              HOME AND WIRELESS NETWORKING. These solutions will be based on current Compaq products and re-branded HP. Our corporate networking solutions will range from wireless mobility solutions and industry-standard wireless LAN to Bluetooth solutions. For home networking, we will offer several choices, from Ethernet to wireless to phone line.

              THIN CLIENTS: HP plans continue the Compaq line of thin clients, which will be re-branded HP.

     o BUSINESS NETWORKING. HP will continue to deliver networking solutions with the HP Procurve product line of industry-standard Ethernet LAN products.

     o IMAGING AND PRINTING. HP develops and markets products in a broad range of printing and imaging categories including inkjet printers, all-in-one devices, laser printers, wide-format plotters, scanners, print servers and ink. For consumers, we offer products from capture devices like digital cameras and scanners to sharing products like photo printers. For businesses, we make networkable printers, large format printers and digital presses.

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         All imaging and printing categories and product lines remain as is, with the following exceptions:

             o Personal inkjet printers, all-in-ones and scanners. HP will phase out the Compaq-branded products.

             o DIGITAL PROJECTORS: We will combine the HP and Compaq product line. Some specific products will be phased out. All digital projectors will be branded HP -- a transition that will occur during the next 12 months.

                           ---------------------------

                           FORWARD-LOOKING STATEMENTS

         This document contains forward-looking statements that involve risks, uncertainties and assumptions. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements.

         All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenues, margins, synergies, accretion or other financial items; statements about the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and product roadmap decisions or plans; statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing.

         The risks, uncertainties and assumptions referred to above include employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels; the challenges of integration and restructuring associated with the merger or other planned acquisitions and the challenges of achieving anticipated synergies; the assumption of maintaining revenues on a combined company basis; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to HP's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2002 and reports filed subsequent to HP's Annual Report on Form 10-K, as amended on January 30, 2002, for the fiscal year ended October 31, 2001.

         HP assumes no obligation and does not intend to update these forward-looking statements.